Exhibit 3.2

FIRST AMENDED AND RESTATED BYLAWS

OF

COSTAMARE INC.
PURSUANT TO
THE REPUBLIC OF THE MARSHALL ISLANDS BUSINESS CORPORATIONS
ACT (“BCA”)

ADOPTED [ ]

ARTICLE I

Offices and Record

                    SECTION 1.01. Address; Registered Agent. The registered address of Costamare Inc. (the “Corporation”) in the Republic of the Marshall Islands is Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of the Marshall Islands MH96960. The name of the Corporation’s registered agent at such address is The Trust Company of the Marshall Islands, Inc.

                    SECTION 1.02. Other Offices. The principal place of business of the Corporation shall be at such place or places as the Board of Directors of the Corporation (the “Board of Directors”) shall from time to time determine. The Corporation may also have an office or offices at such other places within or outside of the Republic of the Marshall Islands as the Board of Directors may from time to time appoint or as the business of the Corporation may require.

ARTICLE II

Corporate Seal

                    SECTION 2.01. Corporate Seal. The Board of Directors may adopt a corporate seal. The corporate seal shall consist of a stamp bearing the name of the Corporation and the inscription, “Marshall Islands.” Said seal may be used by causing it or a facsimile thereof to be impressed, stamped, affixed, reproduced or otherwise.

ARTICLE III

Stockholders’ Meetings

                    SECTION 3.01. Location of Meetings. Meetings of stockholders shall be held at any place within or outside the Republic of the Marshall Islands designated by the

Board of Directors. In the absence of any such designation, stockholders’ meetings shall be held at the principal executive office of the Corporation.

                    SECTION 3.02. Notice of Stockholders’ Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given, which notice shall state the place, date and hour of the meeting, the person or persons calling such meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. The written notice of any meeting shall be given to each stockholder entitled to vote at such meeting not less than 15 nor more than 60 days before the date of the meeting. If mailed, notice is given when deposited in the mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

                    SECTION 3.03. Annual Meetings of Stockholders. (a) The annual meeting of stockholders shall be held each year at a date and a time designated by the Board of Directors. At each annual meeting, directors shall be elected and only such other business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business (including the nominations of persons for election to the Board of Directors and any other business to be considered by the stockholders) must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise brought before the meeting by or at the direction of the Board of Directors or (iii) otherwise properly brought before the meeting by any stockholder of the Corporation.

                         (b) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a) of this Section 3.03, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice (a “Stockholder Notice”) shall be delivered to or mailed and received at the principal executive offices of the Corporation not later than the close of business on the ninetieth day nor earlier than the close of business on the one hundred twentieth day prior to the first anniversary of the preceding year’s annual meeting. In the event the annual general meeting is called for a date that is not within thirty days before or after such anniversary date, notice by the stockholder or stockholders must be given not later than ten days following the earlier of the date on which notice of the annual general meeting was mailed to stockholders or the date on which public disclosure of the date of the annual general meeting was made. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a Stockholder Notice as described above. Such Stockholder Notice shall set forth: (i) as to each person whom the stockholder proposes to nominate for election as a director, (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the United

States Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder applicable to issuers that are not foreign private issuers; (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (A) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (B) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (C) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (D) any material interest of the stockholder in such business and (E) a representation whether the stockholder or the beneficial owner, if any, intends to or is part of a group which intends to (1) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (2) otherwise solicit proxies from stockholders in support of such proposal or nomination. Notice as to each person whom a stockholder proposes to nominate for election as a director must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

                         (c) Notwithstanding anything in the second sentence of paragraph (b) of this Section 3.03 to the contrary, in the event that the number of directors to be elected to the Board of Directors at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred days prior to the first anniversary of the preceding year’s annual meeting, a Stockholder’s Notice required by this Section 3.03 also shall be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the fifteenth day following the day on which such public announcement is first made by the Corporation.

                         (d) For purposes of this Section 3.03, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable U.S. news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                    SECTION 3.04. Special Meetings. (a) Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called only in accordance with the provisions of the Articles of Incorporation of the Corporation (the “Articles of Incorporation”). Business transacted at any special meeting of stockholders shall be limited to such business brought before the meeting pursuant to the Corporation’s notice of meeting.

                         (b) Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected by or at the direction of the Board of Directors in accordance with the Articles of Incorporation.

                    SECTION 3.05. Compliance with Procedures. Only such persons who are nominated in accordance with the procedures set forth in Section 3.03 or Section 3.04, as applicable, shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in Section 3.03 or Section 3.04, as applicable. Except as otherwise provided by law, by the Articles of Incorporation or by these Bylaws, the chairman of the meeting shall have the power and duty to (a) determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in Section 3.03 or Section 3.04, as applicable, and (b) if any proposed nomination or business is not in compliance with Section 3.03 or Section 3.04, as applicable (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicits (or is part of a group which solicits), or fails to so solicit, as the case may be, proxies in support of such stockholder’s proposal in compliance with such stockholder’s representation as required by Section 3.03(b)(ii)(E)), to declare that such defective nomination shall be disregarded or that such proposed business shall not be transacted.

                    SECTION 3.06. Compliance with Exchange Act. Notwithstanding the provisions of Section 3.03 and Section 3.04, a stockholder shall also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder, with respect to the matters set forth in Section 3.03 and Section 3.04.

                    SECTION 3.07. Quorum; Adjournment. A majority of the stock issued and outstanding and entitled to vote at any meeting of stockholders, the holders of which are present in person or represented by proxy, shall constitute a quorum for the transaction of business except as otherwise provided by law, by the Articles of Incorporation or by these Bylaws. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum and the votes present may continue to transact business until adjournment. If, however, such quorum shall not be present or represented at any meeting of the stockholders, a majority of the voting stock represented in person or by proxy may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat.

                    SECTION 3.08. Vote Required. When a quorum is present at any meeting, the vote of the holders of a majority of voting power held by the stockholders present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes, the Articles of Incorporation, these Bylaws or a contractual right, a different vote is required, in which case such express provision shall govern and control the decision of such question. At all meetings of stockholders for the election of directors, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

                    SECTION 3.09. Voting Procedures. At each meeting of the stockholders, each stockholder having the right to vote may vote in person or may authorize another person or persons to act for him by proxy, provided, however, that no proxy shall be valid after the expiration of eleven months from the date such proxy was authorized unless otherwise provided in the proxy. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in the law of the Republic of the Marshall Islands to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. All proxies must be filed with the Secretary of the Corporation at the beginning of each meeting in order to be counted in any vote at the meeting. Each stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the Corporation on the record date set by the Board of Directors as provided in Section 7.04.

                    SECTION 3.10. Stockholders Entitled to Vote. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least fifteen days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least fifteen days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                    SECTION 3.11. Stockholder Action by Unanimous Written Consent without a Meeting. Any action required to be taken or which may be taken at any annual or special meeting of the stockholders of the Corporation may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the stockholders entitled to vote with respect to the subject matter thereof.

ARTICLE IV

Directors

                    SECTION 4.01. Number. The number of directors which shall constitute the Entire Board of Directors (as defined below) shall be determined from time to time by resolution adopted by affirmative vote of a majority of the Entire Board of Directors and shall not be less than three or more than 15. “Entire Board” means the total number of directors entitled to vote which the Corporation would have if there were no vacancies. Directors need not be stockholders of the Corporation. The provisions of this Section 4.01 may be amended only with the approval of two-thirds of the members of the Entire Board of Directors.

                    SECTION 4.02. Powers. The powers of the Corporation shall be exercised, its business conducted and its property controlled by the Board of Directors, except as may be provided otherwise by statute or by the Articles of Incorporation.

                    SECTION 4.03. Election and Tenure. Each director shall be elected in the manner specified in the Articles of Incorporation and shall hold office until such time as is set forth therein.

                    SECTION 4.04. Vacancies. Any vacancies on the Board of Directors shall be filled only in the manner specified in the Articles of Incorporation.

                    SECTION 4.05. Resignation. Any director may resign at any time by delivering his or her notice in writing or by electronic transmission to the Secretary, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or at the pleasure of the Board of Directors. If no such specification is made, it shall be deemed effective at the pleasure of the Board of Directors.

                    SECTION 4.06. Removal. Except as otherwise provided by applicable laws, directors may only be removed by the stockholders in accordance with the provisions of the Articles of Incorporation.

                    SECTION 4.07. Meetings. (a) Regular Meetings. Unless otherwise restricted by the Articles of Incorporation, regular meetings of the Board of Directors may be held at any time or date and at any place within or outside of the Republic of the Marshall Islands which has been designated by the Board of Directors and publicized among all directors, either orally or in writing. The directors may have one or more offices and keep the books of the Corporation outside of the Republic of the Marshall Islands.

                         (b) Special Meetings. Unless otherwise restricted by the Articles of Incorporation, special meetings of the Board of Directors may be held at any time and place within or outside of the Republic of the Marshall Islands whenever called by the Chairman of the Board, the Chief Executive Officer or a majority of the members of the Board of Directors.

                         (c) Meetings by Electronic Communications Equipment. Any member of the Board of Directors, or of any committee thereof, may participate in a meeting by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

                         (d) Notice of Special Meetings. Notice of the time and place of all special meetings of the Board of Directors shall be given, orally or in writing, by telephone, facsimile, telegraph or by electronic mail or other electronic means, during normal business hours, at least twenty-four (24) hours before the date and time of the meeting. If notice is sent by mail, it shall be sent by first class mail, postage prepaid, at least three (3) days before the date of the meeting. Notice of any meeting may be waived in writing or by electronic transmission at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                         (e) Waiver of Notice. The transaction of all business at any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though transacted at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present who did not receive notice shall sign a written waiver of notice or shall waive notice by electronic transmission. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting.

                    SECTION 4.08. Quorum and Voting. (a) Except as may be specifically provided otherwise by law, the Articles of Incorporation or these Bylaws, a quorum of the Board of Directors shall consist of a majority of the Entire Board of Directors; provided, however, that at any meeting, whether a quorum be present or otherwise, a majority of the directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors, without notice other than by announcement at the meeting.

                         (b) At each meeting of the Board of Directors at which a quorum is present, all questions and business shall be determined by the affirmative vote of a majority of the directors present, unless a different vote be required by law, the Articles of Incorporation or these Bylaws.

                    SECTION 4.09. Action without Meeting. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Entire Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and such writing or writings or transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form, provided that such form complies with the relevant provisions of the BCA.

                    SECTION 4.10. Fees and Compensation. Non-employee directors shall be entitled to such compensation for their services as may be approved by the Board of Directors and shall be entitled to reimbursement of their expenses incurred in performing such services. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee or otherwise and receiving compensation therefor and from being entitled to reimbursement of their expenses incurred in performing services for the Corporation (including service as a director).

                    SECTION 4.11. Committees. The Board of Directors may, by resolution passed by a majority of the Entire Board, designate one or more committees, each such committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation as are allowed under the BCA and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Articles of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws; and, unless the resolution or the Articles of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

ARTICLE V

Officers

                    SECTION 5.01. Officers Designated. The officers of the Corporation shall include, if and when designated by the Board of Directors, a Chief Executive Officer, a Chief Financial Officer and a Secretary, all of whom shall be elected at the annual meeting of the Board of Directors. The Board of Directors may also appoint other officers as are desired, including a Chairman of the Board of Directors, a President, a Chief Operating Officer, a Controller, a Treasurer, one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers, Assistant Controllers and such other officers and agents as may be appointed in accordance with the provisions of Section 5.03(g). The Board of Directors may assign such additional titles to one or more of the officers as it shall deem appropriate. Any one person may hold any number of offices of the Corporation at any one time unless specifically prohibited therefrom by law.

                    SECTION 5.02. Compensation of Officers. The salaries and other compensation of the officers of the Corporation shall be fixed by or in the manner designated by the Board of Directors.

                    SECTION 5.03. Tenure and Duties of Officers. (a) Election and Vacancies. All officers shall hold office at the pleasure of the Board of Directors and until their successors shall have been duly elected and qualified, unless their earlier resignation or removal. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

                         (b) Duties of Chairman of the Board of Directors. The Chairman of the Board of Directors, if such an officer is elected, when present, shall preside at all meetings of the stockholders and the Board of Directors. The Chairman of the Board of Directors shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time. If there is no Chief Executive Officer, then the Chairman of the Board of Directors shall also serve as the Chief Executive Officer of the Corporation and shall have the powers and duties prescribed in paragraph (c) of this Section 5.03.

                         (c) Duties of Chief Executive Officer. The Chief Executive Officer shall preside at all meetings of the stockholders and at all meetings of the Board of Directors, unless the Chairman of the Board of Directors has been appointed and is present. The Chief Executive Officer shall, subject to the control of the Board of Directors, have general day-to-day supervision, direction and control of the business and officers of the Corporation. The Chief Executive Officer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

                         (d) Duties of Secretary. The Secretary shall attend all meetings of the stockholders and of the Board of Directors, shall record all acts, proceedings, and votes thereof in the minute book of the Corporation and shall perform like duties for the standing committees when required by the Board of Directors. The Secretary shall give notice, in conformity with these Bylaws, of all meetings of the stockholders and of all meetings of the Board of Directors and any committee thereof requiring notice. The Secretary shall perform all other duties provided for in these Bylaws and other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time. The Secretary shall keep in safe custody the seal of the Corporation, and when authorized by the Board of Directors, affix the same to any instrument requiring it, and when so affixed it shall be attested by his or her signature or by the signature of an Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The Chief Executive

Officer may direct any Assistant Secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer shall designate from time to time.

                         (e) Duties of Chief Financial Officer. The Chief Financial Officer shall have the custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys, and other valuable effects in the name and to the credit of the Corporation, in such depositaries as may be designated by the Board of Directors. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors, at its regular meetings or when the Board of Directors so requires, an account of all his or her transactions as Chief Financial Officer and of the financial condition of the Corporation. The Chief Financial Officer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer shall designate from time to time.

                         (f) Duties of Treasurer. The Chief Executive Officer may direct the Treasurer or any Assistant Treasurer, if any shall be elected, or the Controller or any Assistant Controller, if any shall be elected, to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, and each Treasurer and Assistant Treasurer, if any shall be elected, and each Controller and Assistant Controller, if any shall be elected, shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer shall designate from time to time.

                         (g) Duties of Subordinate Officers. The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

                    SECTION 5.04. Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

                    SECTION 5.05. Resignations. Any officer may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors, the Chief Executive Officer or the Secretary. Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the Corporation under any contract with the resigning officer.

                    SECTION 5.06. Removal. Any officer may be removed from office at any time, either with or without cause, by the affirmative vote of a majority of the Board of Directors, or by the unanimous written consent of the Board of Directors, or by any committee or superior officers upon whom such power of removal may have been conferred by the Board of Directors.

ARTICLE VI

Execution of Corporate Instruments and Voting of
Securities Owned by the Corporation

                    SECTION 6.01. Execution of Corporate Instruments. The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the Corporation any corporate instrument or document, to sign on behalf of the Corporation the corporate name without limitation or to enter into contracts on behalf of the Corporation, except where otherwise provided by law or these Bylaws, and such execution or signature shall be binding upon the Corporation.

                    All checks and drafts drawn on banks or other depositaries on funds to the credit of the Corporation or in special accounts of the Corporation shall be signed by such person or persons as the Board of Directors shall authorize so to do.

                    Unless authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

                    SECTION 6.02. Voting of Securities Owned by the Corporation. All stock and other securities of other entities owned or held by the Corporation for itself, or for other parties in any capacity, shall, if permitted by law, be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors, or, in the absence of such authorization, by the Chief Executive Officer or the Chairman of the Board of Directors, if elected.

ARTICLE VII

Shares of Stock

                    SECTION 7.01. Form and Execution of Certificates. Certificates for the shares of stock of the Corporation shall be in such form as is consistent with the Articles of Incorporation and applicable law. Every holder of stock in the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board of Directors, if elected, or the Chief Executive Officer and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certifying the number of shares owned by such holder in the Corporation. Any or all of the signatures on the certificate may be facsimiles if the certificate is countersigned by the transfer agent for the Corporation. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

                    SECTION 7.02. Lost Certificates. A new certificate or certificates shall be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. The Corporation may require, as a condition precedent to the issuance of a new certificate or certificates, the owner of such lost, stolen, or destroyed certificate or certificates, or the owner’s legal representative, to agree to indemnify the Corporation in such manner as it shall require or to give the Corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                    SECTION 7.03. Transfers. The Board of Directors shall have the power and authority to make such rules and regulations as it may deem expedient concerning the issuance, registration and transfer of certificates representing shares of the Corporation’s stock, and may appoint transfer agents and registrars thereof.

                    SECTION 7.04. Fixing Record Dates. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders, or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date which shall not be more than 60 nor less than 15 days before the date of such meeting, nor more than 60 days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                    SECTION 7.05. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the Republic of the Marshall Islands.

ARTICLE VIII

Other Securities of the Corporation

                    SECTION 8.01. Execution of Other Securities. All bonds, debentures and other corporate securities of the Corporation, if any, other than stock certificates (covered in Section 7.01) may be signed by the Chairman of the Board of Directors, if elected, the Chief Executive Officer or such other person as may be authorized by the Board of Directors, and the corporate seal impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary, the Chief Financial Officer or, if elected, the Treasurer, or such other person as may be authorized by the Board of Directors; provided, however, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature, or where permissible facsimile signature, of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signatures of the persons signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons. Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Chief Financial Officer or, if elected, the Treasurer of the Corporation or such other person as may be authorized by the Board of Directors, and bear imprinted thereon the facsimile signature of such person. In case any officer who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon or on any such interest coupon, shall have ceased to be such officer before the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the Corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the Corporation.

ARTICLE IX

Dividends

                    SECTION 9.01. Declaration of Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation and applicable law, if any, may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of capital stock, subject to the provisions of the Articles of Incorporation and applicable law.

                    SECTION 9.02. Dividend Reserve. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, to equalize dividends, to repair or maintain any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE X

Fiscal Year

                    SECTION 10.01. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

ARTICLE XI

Indemnification

                    SECTION 11.01. Indemnification. (a) Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party to or a witness in or is otherwise involved in any action, suit, claim, inquiry or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Corporation) and whether formal or informal (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, trustee or agent of another entity or of a partnership, joint venture, trust, nonprofit entity or other entity (including service with respect to employee benefit plans) against all liability and loss suffered, and expenses (including attorneys’ fees) actually and reasonably incurred, by such Covered Person in connection with such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section 11.01(c), the Corporation shall be required to indemnify or advance expenses to a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person (and not by way of defense) only if the commencement of such Proceeding (or part thereof) by the Covered Person (i) was authorized in the specific case by the Board, or (ii) was brought to establish or enforce a right to indemnification under these Bylaws, the Articles of Incorporation, any agreement, the BCA or otherwise.

                         (b) Prepayment of Expenses. The Corporation shall, to the fullest extent not prohibited by applicable law, pay the expenses (including attorneys’ fees) actually and reasonably incurred by a Covered Person who was or is made or is threatened to be made a party to or a witness in or is otherwise involved in any Proceeding, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, trustee or agent of another entity or of a partnership, joint venture, trust, nonprofit entity or other entity (including service with respect to employee benefit plans) in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article XI or otherwise.

                         (c) Claims. If a claim for indemnification (following the final disposition of such action, suit or Proceeding) or advancement of expenses under this Article XI is not paid in full within thirty days after a written claim therefor by the Covered Person has been presented to the Corporation, the Covered Person may file suit against the Corporation to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In addition, the Covered Person may file suit against the Corporation to establish a right to indemnification or advancement of expenses. In any such action the Corporation shall have the burden of proving by clear and convincing evidence that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

                         (d) Nonexclusivity of Rights. The rights conferred on any Covered Person by this Article XI shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

                         (e) Other Sources. The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another entity, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced to the extent such Covered Person has otherwise actually received payment (under any insurance policy or otherwise) of the amounts otherwise payable by the Corporation.

                         (f) Amendment or Repeal. Any repeal or modification of the provisions of this Article XI shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.

                         (g) Other Indemnification and Prepayment of Expenses. This Article XI shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

                         (h) Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of any other entity against any liability asserted against such person and incurred by such person in such capacity, whether or not the Corporation would have the power to indemnify such person against such liability by law or under the provisions of these Bylaws.

ARTICLE XII

Notices

                    SECTION 12.01. Notices. (a) Notice to Stockholders. Written notice to stockholders of stockholder meetings shall be given as provided in Section 3.02. Without limiting the manner by which notice may otherwise be given effectively to stockholders under any agreement or contract with such stockholder, and except as otherwise required by law, written notice to stockholders for purposes other than stockholder meetings may be sent by mail or internationally recognized (and, if possible, overnight) courier, or by facsimile, telegraph or by electronic mail or other electronic means.

                         (b) Notice to Directors. Any notice required to be given to any director may be given by the method stated in subsection 12.01(a), or as provided for in Section 4.07. If such notice is not delivered personally, it shall be sent to such address as such director shall have filed in writing with the Secretary, or, in the absence of such filing, to the last known post office address of such director.

ARTICLE XIII

Amendments

                    SECTION 13.01. Amendments. These Bylaws may be altered, amended or repealed or new bylaws may be adopted by the Board of Directors or by the stockholders only in accordance with the provisions of the Articles of Incorporation. The power to adopt, amend or repeal bylaws conferred upon the Board of Directors by the Articles of Incorporation shall not divest or limit the power of the stockholders to adopt, amend or repeal bylaws as set forth therein.